SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) September 13, 2004

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant's telephone number, including area code: (302) 774-1000

Item 8.01     Other Events

               The Registrant hereby files, in connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-60069 and No. 333-86363) the following information.

               DuPont and attorneys for local residents who filed a class action lawsuit in 2001 over releases from DuPont's Washington Works plant of the chemical C-8, also known as PFOA, have reached an agreement in principle to settle the suit, officials from both parties announced today.

               Critical components of the proposed settlement include C-8 water treatment facilities for area communities and creation of an expert panel to conduct a community study to assist it in evaluating whether there is a probable link between C-8 exposure and any human disease.

               The settlement, which is pending approval in Wood County Circuit Court, calls for cash payments and expenditures valued at $85 million, plus attorneys' fees and expenses of $22.6 million. The settlement also addresses contingent medical monitoring funding.

               The settlement proceeds will be directed into the Ohio and West Virginia communities in the vicinity of the Washington Works plant that comprise the class bringing the suit. As part of the settlement, DuPont has agreed to an initial cash payment of $70 million, $20 million of which will be used for health and education projects.

               In addition, DuPont will also offer to provide six area water districts - Little Hocking, Lubeck, Belpre, Tuppers Plains, Mason County and Pomeroy - a state-of-the-art water treatment system designed to reduce the level of C-8 in the water supply to the lowest practicable levels as specified by the water districts. The company will offer the same technology or its equivalent to residents of those districts whose sole source of drinking water is a private well. The company estimates the cost for water treatment at $10 million.

               The other key component to the settlement is the creation of an independent panel of experts to evaluate available scientific evidence on the extent of any probable link between exposure to PFOA and any human disease, including birth defects. Toward that end, this independent panel will also design and conduct a health study in the communities exposed to PFOA. DuPont will fund this study at an estimated cost of $5 million.

               If the independent panel concludes that a probable link exists between exposure to PFOA and any diseases, DuPont will also fund a medical monitoring program for up to $235 million, in $1 million intervals, to pay for such medical testing. In this event, DuPont will not contest general causation between PFOA and any such disease in any personal injury claims that plaintiffs may pursue. If no such probable link is found, plaintiffs' personal injury claims and related punitive damage claims would be released at that point.

               All of the plaintiffs' other claims for relief, including medical monitoring, injunctive relief, property damage, and all claims for punitive damage related to such claims, will be released upon final court approval of the settlement. DuPont's obligations for water treatment would cease only if the scientific panel finds no probable link between PFOA exposure and any disease.

9/13/04

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SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President & Controller

September 13, 2004

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